                                                                   Exhibit 10.15


                   FIRST AMENDED AND RESTATED ESCROW AGREEMENT


                  THIS FIRST AMENDED AND RESTATED ESCROW AGREEMENT (this "FIRST RESTATEMENT") is made and entered into as of December 28, 2000, by and among FOLKSAMERICA HOLDING COMPANY, INC., a New York corporation ("FHC"), FOLKSAMERICA REINSURANCE COMPANY, a New York domiciled insurance company ("FRC," and, together with FHC, "BUYER") and a wholly owned subsidiary of FHC, ARCH CAPITAL GROUP LTD., a corporation organized under the laws of Bermuda ("ACGL"), and Citibank, N.A., as Escrow Agent (the "ESCROW AGENT"). Certain capitalized terms have the meanings given to them in Annex A hereto.


                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, Buyer, Arch Reinsurance Company, a Nebraska domiciled insurance company and wholly owned subsidiary of ACGL ("ARCH RE") and Arch Capital Group (U.S.) Inc., a Delaware corporation and wholly owned subsidiary of ACGL, are parties to an Asset Purchase Agreement, dated as of January 10, 2000 (the "PURCHASE AGREEMENT");

                  WHEREAS, pursuant to the Purchase Agreement, on May 5, 2000 (the "CLOSING DATE") Buyer purchased all of the reinsurance operations of Arch Re, and contemporaneously therewith, entered into an escrow agreement dated of the Closing Date with Arch Re and the Escrow Agent (the "ORIGINAL ESCROW AGREEMENT");

                  WHEREAS, upon the execution and delivery of this First Restatement, this First Restatement shall replace the Original Escrow Agreement in its entirety and all references to the Escrow Agreement in the Purchase Agreement shall hereinafter be deemed to refer to this First Restatement;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth in this First Restatement, the parties hereto hereby agree as follows:

                  1. APPOINTMENT OF ESCROW AGENT. Each of Buyer and ACGL hereby designates and appoints the Escrow Agent as escrow agent, and the Escrow Agent hereby accepts such appointment, on the terms and subject to the conditions of this First Restatement.


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                                      -2-


                  2.       DEPOSITED AMOUNT; ESCROWED FUNDS; ESCROW ACCOUNT.

                  (a) Concurrently with the execution and delivery of this First Restatement, ACGL hereby delivers to the Escrow Agent, as custodian, the Deposited Amount, the receipt of which the Escrow Agent hereby acknowledges. The securities constituting the Deposited Amount are listed and described on
Schedule 1 hereto. The Deposited Amount constitutes a portion of the purchase price received by ACGL from Buyer under the Purchase Agreement.

                  (b) The Escrow Agent shall establish a segregated account (the "ESCROW ACCOUNT") at its office located at its address set forth in Section 11 in which to hold the Escrowed Funds and any securities in which the Escrowed Funds may, from time to time, be invested. The Escrow Agent shall keep appropriate books and records for the Escrow Account, including a list of securities in which the Escrowed Funds are invested, any interest, dividends or other distributions on or proceeds from any investment of Escrowed Funds and any amounts released from the Escrow Account in accordance with Section 6. At the written request of Buyer or ACGL from time to time, the Escrow Agent shall allow representatives of such party to inspect and make copies of such books and records upon reasonable notice during normal business hours. In any event, within 30 days of the end of each calendar quarter, the Escrow Agent shall, upon request, provide to Buyer and ACGL a statement of the list of securities in which the Escrowed Funds are invested, the amount of any interest, dividends or other distributions on or proceeds from any investment of Escrowed Funds and any amounts released from the Escrow Account in accordance with Section 6. Escrowed Funds shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either Buyer or ACGL owing to the Escrow Agent in any capacity, except as set forth in Sections 8(e) and 8(f).

                  3.       INVESTMENT OF ESCROWED FUNDS.

                  (a) Except as provided in Section 3(d), all investments and reinvestments of the Escrowed Funds shall be made exclusively in Permitted Investments that are mutually selected by Buyer and ACGL.

                  (b) From time to time, Buyer and ACGL shall designate an entity with the appropriate capacity to act as broker (the "BROKER") with respect to the securities that constitute the Escrowed Funds. Broker will perform such acts as requested by Buyer and ACGL which are customarily performed by securities brokers. The fees and expenses of Broker shall be borne one-half by ACGL and one-half by Buyer. If at any time or from time to time during the term of this First Restatement, Buyer or ACGL determines that the Broker appointed pursuant to the first sentence of this Section 3(b) should terminate acting in such capacity, Buyer and ACGL agree to cooperate with each other to jointly select and appoint an entity which is capable of conducting the duties performed by Broker to replace Broker. Upon any such re-

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                                      -3-

placement, all references to Broker in this First Restatement shall be deemed references to such entity. Broker shall not be deemed the beneficial holder of any securities which may be in its possession as a result of its activities pursuant to this Section 3(b), and Broker shall hold any such securities as agent and may only act with respect to such securities pursuant to the joint written instructions of Buyer and ACGL.

                  (c) Promptly after the Escrow Agent receives written notice from the issuer thereof (or any representative of such issuer) that any security that is a component of the Escrowed Funds is to be redeemed or otherwise liquidated by such issuer, the Escrow Agent shall deliver written notice thereof to Buyer and ACGL. Promptly after receipt of such notice, Buyer and ACGL shall deliver to the Escrow Agent joint written instructions as to whether the cash proceeds from any such redemption, liquidation or maturation are (i) to be delivered to Broker for the purpose of promptly reinvesting such proceeds or
(ii) to be held in the Escrow Account in the form of cash (which cash may be invested pursuant to the provisions of Section 3(f)). In the case of clause (i), the Escrow Agent shall promptly deliver to Broker such proceeds in accordance with such written instructions, and promptly upon consummation of such reinvestment, Broker shall deliver to the Escrow Agent the security or securities that Buyer and ACGL have elected to so purchase. In the event that Buyer and ACGL do not provide the Escrow Agent with written instructions pursuant to the provisions of this Section 3(c), the proceeds from any such maturation, redemption or liquidation shall remain in the Escrow Account in the form of cash (which cash may be invested pursuant to the provisions of Section 3(f)).

                  (d) At any time that there is cash in the Escrow Account, the Escrow Agent is hereby directed to invest such cash promptly in the Citibank Money Market Deposit Account (the "CITIBANK MMDA") fund. All references to the term "cash" in this First Restatement shall be deemed to refer to cash as well as any portion of the Escrowed Funds that are invested in the Citibank MMDA fund.

                  (e) The Escrow Agent shall have no obligation to invest or reinvest any cash portion of Escrowed Funds (pursuant to Section 3(d)) if such funds are deposited or delivered to the Escrow Agent after 11 a.m. (E.S.T.) on such day of deposit or delivery until the following business day. Requests or instructions of Buyer and ACGL to deliver securities to the Broker, whether pursuant to Section 3 or Section 6(g), received after 11 a.m. (E.S.T.) by the Escrow Agent shall be treated as if received on the following business day, and Escrow Agent will carry out such requests or instructions on such day.

                  (f) At any time and from time to time, Buyer and ACGL may jointly determine that any security that is a component of the Escrowed Funds is to be liquidated or reinvested in a replacement security, or that any cash (whether such cash constitutes investment income or otherwise) that is a component of the Escrowed Funds is to be invested. Buyer and

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                                      -4-

ACGL shall provide the Escrow Agent with joint written notice of such determination, which shall identify such security or specify the dollar amount of such cash and direct the Escrow Agent to deliver such security or dollar amount of such cash to Broker for the purpose of the liquidation or reinvestment of such security or the investment of such cash. Promptly upon the receipt of such notice, the Escrow Agent shall promptly deliver such security or such cash to Broker and Broker shall promptly effect such reinvestment or liquidation of such security or investment of such cash, as the case may be. Promptly upon consummation of such reinvestment, investment or liquidation, as the case may be, Broker shall deliver to the Escrow Agent the security or securities that Buyer and ACGL have elected to so purchase or cash proceeds from such liquidation, as the case may be. Any cash produced by the operation of this
Section 3(f) may be invested pursuant to the provisions hereof.

                  (g) In the event that the Escrow Agent receives written notice from the issuer thereof (or any representative of the issuer) that a security that is a component of the Escrowed Funds is to be exchanged for a new security, the Escrow Agent shall promptly notify Buyer and ACGL thereof in writing. Unless otherwise directed in writing by Buyer and ACGL (pursuant to the provisions of Section 3(f)), such new security shall become a component of the Escrowed Funds upon consummation of such exchange.

                  (h) The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrowed Funds. Any interest or other income received on such investment and reinvestment of the Escrowed Funds shall become part of the Escrowed Funds.

                  (i) In the event that any decisions concerning voting, redemption or other similar matters relating to the securities constituting the Escrowed Funds are required to be made, the Escrow Agent shall promptly notify ACGL thereof in writing. Upon receipt of such notice, ACGL shall instruct the Escrow Agent in writing with respect to the making of such decision.

                  (j) Any securities that are delivered to any party pursuant to the terms of this First Restatement shall be accompanied by duly executed instruments of transfer or assignment, or if such securities are held in book-entry form, other appropriate action shall be taken by the entity delivering such securities to effect the valid transfer of the title of such securities to the recipient of such securities.

                  4. REPORTS ON PAID LOSSES, ENDING RESERVES AND RESERVE DEFICIENCY/REDUNDANCY CALCULATION. As soon as practicable (but not later than ninety (90) days) after the Valuation Date, Buyer shall deliver to ACGL and the Escrow Agent each of the following (it being understood that the Escrow Agent shall have no duty to solicit the items listed below or verify their content):

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                                      -5-

                  (i) A report of independent public accountants designated in writing by Buyer (who may also be the independent public accountants of ACGL or Buyer) setting forth the amount of Paid Losses and showing in reasonable detail the calculation thereof.

                  (ii) A report by an independent actuary designated in writing by Buyer (who may also be the independent actuary of ACGL or Buyer, but not an employee of either) setting forth the amount of Ending Reserves and showing in reasonable detail the calculation thereof.

                  (iii) A report of independent public accountants designated in writing by Buyer (who may also be the independent public accountants of ACGL or Buyer) setting forth the difference of (1) the Beginning Reserves over (2) the sum of Paid Losses plus Ending Reserves. Such difference shall be called "RESERVE DEFICIENCY" if it is negative and "RESERVE REDUNDANCY" if it is zero or positive. The Reserve Deficiency shall not exceed the Deposited Amount. Such report shall show such calculation in reasonable detail.

                  5.       DISPUTES.

                  (a) If at any time within the Objection Period ACGL gives an Objection Notice, Appointed Experts shall be engaged to separately determine the Reserve Deficiency/Reserve Redundancy, and/or Ending Reserves and confirm the calculation of Paid Losses. The identity of such Appointed Experts shall be disclosed to the Escrow Agent by Buyer and ACGL in writing, and Buyer and ACGL shall arrange for the Escrow Agent to obtain an incumbency certificate or other instrument satisfactory to the Escrow Agent for the purpose of verifying the genuineness of signatures on any written instructions received from the Appointed Experts. The Appointed Experts shall determine the Reserve Deficiency/Reserve Redundancy, and/or Ending Reserves and confirm the calculation of Paid Losses within forty-five (45) days of the date ACGL gives such notice. The determination by an actuary that is an Appointed Expert shall be conducted (x) using its independent judgment based on prevailing facts, circumstances and trends, (y) in accordance with generally accepted actuarial standards and principles, and (z) to the extent not inconsistent with the foregoing, in a manner and applying a method consistent with the determination of the Beginning Reserves. It is understood that such actuary shall in no way be inhibited in the use of its independent judgment. Except as provided in Section 5(c), the Appointed Experts' determinations and confirmations shall be final and binding on all parties. Fees and expenses of the Appointed Experts shall be paid equally by Buyer and ACGL.

                  (b) Buyer and ACGL agree to cooperate with and use all commercially reasonable efforts to assist the Appointed Experts, including by furnishing all information rea-

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                                      -6-

sonably requested by them, in performing the services specified hereby, and to negotiate in good faith to resolve the disputes under Section 5(a).

                  (c) ACGL shall be entitled to dispute Paid Losses the calculation of which shall have been confirmed by the Appointed Experts only to the extent that ACGL can show Paid Losses shall not have been incurred by Buyer in its exercise of the reasonable business judgment of a reasonable reinsurer under similar circumstances without regard to the availability of the Escrow Funds (it being recognized that Buyer's rights to control payment of losses by cedents are limited).

                  6. RELEASE OF ESCROWED FUNDS. Escrowed Funds shall be released from the Escrow Account only in accordance with this Section 6 to those accounts designated in Annex B.

                  (a) TAX DISTRIBUTIONS. Within two business days after the end of each calendar quarter (beginning with December 31, 2000), the Escrow Agent shall, upon its receipt of a written request from ACGL, release from the Escrow Account and deliver to ACGL Escrowed Funds in an amount equal to the tax that ACGL notifies Buyer and the Escrow Agent in writing is actually payable (after giving effect to ACGL's net operating losses) by ACGL in respect of earnings on the Escrowed Funds since the end of the immediately preceding calendar quarter (or, in the case of the first such calendar quarter, since the date hereof) (such amounts, collectively, the "TAX DISTRIBUTIONS"). The parties agree that no release of any Escrowed Funds shall be made by the Escrow Agent pursuant to this
Section 6(a) in respect of any taxes which may be payable by either ACGL or Buyer as a result of the parties entering into this First Restatement. Buyer shall have no right to dispute the amount of taxes so notified by ACGL.

                  (b) BY MUTUAL INSTRUCTIONS. The Escrow Agent shall release Escrowed Funds from the Escrow Account in accordance with any joint written instruction of both Buyer and ACGL.

                  (c) INSURANCE ON RESERVE DEFICIENCY. The Escrow Agent shall release to ACGL all of the Escrowed Funds from the Escrow Account upon the Escrow Agent's receipt of written confirmation and instructions from ACGL and Buyer (which Buyer shall not unreasonably withhold) that ACGL has delivered to Buyer an insurance policy for the benefit of Buyer from an insurance company (which insurance company shall have a claims paying ability rating from Standard & Poor's at such time at least as high as Buyer (but no less than "AA-") and a combined capital and surplus at such time of at least as much as Buyer (but no less than $500 million)) or other similar arrangement guaranteeing payment to Buyer on the Settlement Date of the Reserve Deficiency plus interest on the Reserve Deficiency from the Closing Date to the Settlement Date at the average rate of return on the Escrow Funds from

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                                      -7-

the date hereof to the date of such release. Such insurance policy or other similar arrangement shall not detract from or adversely affect the rights of Buyer or ACGL provided for in this First Restatement and shall incorporate the relevant terms of this First Restatement, which shall under the terms of such insurance policy apply to such insurance policy rather than to the Escrowed Funds.

                  (d)      PAID LOSSES IN EXCESS OF BEGINNING RESERVES.

                  (i) At the end of the first calendar quarter in which Paid Losses (calculated with the references to "Valuation Date" in the definition thereof being to such quarter-end and subject to Section 5(c)) exceed the Beginning Reserves (such excess, the "EXCESS"), Buyer may give written notice of the Excess to ACGL. Such notice shall be accompanied by a report of independent public accountants designated by Buyer (who may also be the independent public accountants of ACGL or Buyer) setting forth the amount of Paid Losses and showing in reasonable detail the calculation thereof. If at any time within thirty
         (30) days of the receipt of such notice, ACGL gives written notice to Buyer that it disputes the Paid Losses or any component thereof, Appointed Experts shall be engaged to confirm the calculation of Paid Losses. The Appointed Experts shall confirm the calculation of the Paid Losses within forty-five (45) days of the date ACGL gives such notice, and give written notice and instructions to the Escrow Agent with respect to the amount of the Excess. Except as provided in Section 5(c), the Appointed Experts' confirmation of the calculation shall be final and binding on all parties. On the later of (A) the end of the 30-day period referred to in this Section 6(d)(i) and (B) the delivery by the Appointed Experts of their confirmation of the calculation of the Excess, the Escrow Agent shall, upon its receipt of written instructions from the Appointed Experts, release from the Escrow Account and deliver to Buyer Escrowed Funds in an amount equal to any Excess.

                  (ii) Following the release of Escrowed Funds pursuant to
         Section 6(d)(i), from time to time, Buyer shall give written notice to ACGL of Paid Losses since the last such release to the end of any subsequent calendar quarter ("ADDITIONAL PAID LOSSES"), accompanied by a reasonably detailed report of Buyer's calculation of such Additional Paid Losses, at the end of such calendar quarter. Upon the receipt of such report and written instructions of Buyer, the Escrow Agent shall release from the Escrow Account and deliver to Buyer Escrowed Funds in an amount equal to such Additional Paid Losses.

         (iii) The release of Escrowed Funds pursuant to Section 6(d) shall not affect the right of ACGL to dispute the amount of Paid Losses included in any Reserve Deficiency or Reserve Redundancy submitted by or on behalf of Buyer.

                  (e) RESERVE DEFICIENCY/REDUNDANCY. On the Settlement Date:

                  (i) if there is a Reserve Deficiency, (x) the Escrow Agent shall, upon its receipt of joint written instructions of Buyer and ACGL or written instructions from the Appointed Experts, release from the Escrow Account and deliver to Buyer the Buyer Portion in accordance with the written instructions received by it and (y) the Escrow Agent shall, upon its receipt of joint written instructions of Buyer and ACGL or written instructions from the Appointed Experts, release from the Escrow Account and deliver to ACGL the ACGL Portion in accordance with the written instructions received by it.

                  (ii) if there is a Reserve Redundancy, (x) the Escrow Agent shall, upon its receipt of joint written instructions of Buyer and ACGL or written instructions from the Appointed Experts, release from the Escrow Account and deliver to ACGL all of the Escrowed Funds and (y) Buyer shall deliver to ACGL cash equal to the amount of Reserve Redundancy, plus interest on such amount at the average rate of return on the Escrowed Funds from the Closing Date to the Settlement Date.

                  (f) INDEMNIFICATION. Upon the final determination of any Covered Claim, the Escrow Agent shall, upon receipt of written instructions from Buyer and ACGL, release from the Escrow Account and deliver to Buyer Escrowed Funds in an amount up to the amount payable to Buyer by ACGL in respect of such claim. If the amount so payable to Buyer by ACGL in respect of the Covered Claim exceeds the amount of Escrowed Funds, ACGL shall deliver to Buyer cash equal to the lesser of (A) the amount of such excess and (B) the total amount of Tax Distributions released from the Escrow Account to ACGL pursuant to Section 6(a), plus an amount of interest on such Tax Distributions from the release date at a rate equal to the weighted average return on the Deposited Amount to the Settlement Date, less any amounts paid to Buyer pursuant to clause (iii) of the definition of Buyer's Portion. In such event, Buyer shall cooperate in any of ACGL's efforts to seek a refund of or tax benefit with respect to income taxes paid or tax benefits used by ACGL in respect of earnings on Escrowed Funds.

                  (g) PAYMENTS. All payments shall be made by wire transfer of immediately available funds to the account specified by such payee; PROVIDED, that the payee receiving such immediately available funds may (i) extend in writing any payment period provided for in Section 6 in order to avoid any loss of income or principal from a premature liquidation of any of the securities constituting the Escrowed Funds and/or (ii) opt in writing to receive securities from the Escrow Account rather than immediately available funds. If securities are to be delivered to any payee, then appropriate delivery instructions shall be delivered to the Escrow Agent by such payee not less than three business days before such payment is made. In the event that it is necessary for the Escrow Agent to liquidate securities in the Escrow Ac-

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                                      -9-

count in order to make a payment pursuant to this Section 6, the Escrow Agent shall notify Buyer and ACGL thereof in writing. Promptly upon receipt of such written notice, Buyer and ACGL shall mutually select the requisite amount of securities to be liquidated and notify the Escrow Agent of the identity of such securities in writing. Upon receipt of such notice, the Escrow Agent shall deliver such security or securities to Broker, and Broker shall liquidate such security or securities and promptly deliver the cash proceeds therefrom to the Escrow Agent. Any cash resulting from such liquidation which exceeds the amount of the payment to be made pursuant to this Section 6(g) may be invested pursuant to the provisions of Section 3(f). All wire transfers of immediately available funds shall be made to the accounts specified by Buyer and ACGL in Annex B hereto or to such other accounts specified by Buyer or ACGL, as the case may be, in accordance with Section 11. For the avoidance of doubt, unless otherwise indicated in writing, all releases of Escrowed Funds will be made in accordance with the wire instructions appearing on Annex B.

                  (h) Upon payment of any amount to Buyer by (1) ACGL pursuant to the ACGL Guarantee or (2) by Arch Re pursuant to the Arch Re Agreement, the Escrow Agent shall, in each case, upon written notification thereof from ACGL or Arch Re, immediately release Escrowed Funds in an amount equal to any such payment to ACGL, in the manner and to an account designated by ACGL.

                  (i) The Escrow Agent, in making a release of Escrowed Funds pursuant to this Section 6, shall be entitled (and shall incur no liability in relying upon) to rely on the written instructions given to it either jointly by Buyer and ACGL or the Appointed Experts. Neither Buyer nor ACGL shall direct a release of the Escrowed Funds in a manner inconsistent with the terms of this First Restatement.

                  7.       REPORTS; INSPECTION RIGHTS.

                  (a) Within 45 days of the end of each of the first three fiscal quarters of Buyer of each year prior to the Valuation Date, Buyer shall deliver to ACGL a report setting forth (i) the Paid Losses (for such purposes, the references to Valuation Date and financial statements in the definition thereof being to such quarter-end and interim financial statements, respectively), (ii) the Reserves as of such quarter-end, (iii) the calculation of each of the foregoing in reasonable detail (including in the case of Paid Losses, a list of all individual losses, if available from the ceding company), and (iv) such other related matters as ACGL reasonably requests, to the extent reasonably available.

                  (b) Within 90 days of the end of each fiscal year of Buyer prior to the Valuation Date, Buyer shall deliver to ACGL a report setting forth
(i) the Paid Losses (for such purposes, the references to Valuation Date and financial statements in the definition thereof being to such year-end and year-end financial statements), (ii) the Reserves as of such year-end, (iii) the difference of (1) the Beginning Reserves over (2) the sum of Paid Losses (calculated with the references to "Valuation Date" in the definition thereof being to such year-end) plus the Reserves as of such year-end, (iv) the calculation of each of the foregoing in reasonable detail (including in the case of Paid Losses, a list of all individual losses, if available from the ceding company) and (v) such other related matters as ACGL reasonably requests, to the extent reasonably available.

                  (c) From time to time as Buyer and ACGL may reasonably agree (but not less frequently than once per year) upon reasonable notice during normal business hours, representatives of ACGL (including its independent public accountants and actuary) shall be permitted to inspect Buyer's books and records involving the CPIS Business, including those relating to settlement and payment of claims and work papers of Buyer's independent public accountants and actuary, and, at ACGL's expense, to make copies of them, and to discuss them with Buyer's representatives (including its independent public accountants and actuaries).

                  (d) The parties agree that ACGL's receipt of reports or information pursuant to this Section 7 shall not affect ACGL's rights under
Section 5 or 6.

                  (e) Buyer agrees that, without the prior approval of ACGL (which approval is not to be unreasonably withheld or unreasonably delayed), it will not commute any reinsurance, retrocession or similar contracts, treaties, agreements or arrangements covering the CPIS Business (it being understood that, with respect to commutations of up to $500,000, ACGL's failure to respond within 30 Business Days to a request by Buyer for such approval shall be deemed an unreasonable delay). Buyer shall not otherwise take any action which is other than in the ordinary course of business of Buyer with respect to the Reserves. This Section 7(e) shall not limit a ceding company's ability to settle claims in the ordinary course of business.

                  8.       RESPONSIBILITY OF ESCROW AGENT.

                  (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking any action, unless the Escrow Agent receives written instructions, signed by both Buyer and ACGL, which eliminates such ambiguity or uncertainty.

                  (b) The Escrow Agent shall be entitled to retain counsel both to advise it and in connection with any court action, and such counsel's reasonable attorneys' fees shall be borne by Buyer and ACGL, jointly and severally, pursuant to Section 9. The Escrow Agent shall be entitled to act in reliance upon the advice of counsel in all matters pertaining to this First Restatement, and shall not be liable for any action taken, suffered or omitted by it in ac-cordance with such advice and in the absence of gross negligence or willful misconduct by the Escrow Agent.

                  (c) In the event of any dispute between or conflicting claims by or between Buyer and ACGL and/or any other person or entity with respect to any Escrowed Funds, the Escrow Agent shall be entitled, in its reasonable discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrowed Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to Buyer or ACGL for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its reasonable discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing reasonably satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity reasonably satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, reasonably satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been perfected. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its reasonable discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its reasonable discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be borne equally by, and shall be deemed a joint and several obligation of, Buyer and ACGL.

                  (d) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrowed Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrowed Funds), the Escrow Agent shall promptly provide written notice thereof to Buyer and ACGL and the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

                  (e) If any fees under Section 10 hereof or obligations under
Section 9 hereof (which indemnification obligations are (i) determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal or (ii) settled by written agreement among the parties) owed to Escrow Agent or its counsel hereunder are not promptly paid when due, Escrow Agent may, upon 10 business days' written notice to both Buyer and ACGL, reimburse itself therefor from the Escrowed Funds and may sell, convey or otherwise dispose of any Escrowed Funds for such purpose. The Escrow Agent may in its sole discretion withhold from any distribution of Escrowed Funds an amount of Escrowed Funds it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which Escrow Agent is entitled hereunder.

                  (f) As security for the rights of the Escrow Agent under this First Restatement, Buyer and ACGL, individually and collectively, hereby pledge, assign and grant to Escrow Agent a continuing security interest in, and a lien on, the Escrowed Funds. The security interest of Escrow Agent shall at all times be valid, perfected and enforceable by Escrow Agent against Buyer and ACGL and all third parties in accordance with the terms of this First Restatement.

                  (g) The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this First Restatement, and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof. The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or supersession of this First Restatement, unless in writing and signed by Buyer, ACGL and the Escrow Agent. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder.

                  (h) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any mutual written instruction, notice, demand, certificate or document jointly from Buyer and ACGL or entities acting on their behalf, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Funds, or any loss of inter-est incident to any such delays, or (v) for an amount in excess of the value of the Escrowed Funds, valued as of the date of deposit, but only to the extent of direct money damages.

                  (i) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

                  (j) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so by the party giving such receipt or advice.

                  (k) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                  (l) The Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder but is serving as escrow holder only and having only possession thereof. Buyer and ACGL shall pay or reimburse, jointly and severally, the Escrow Agent upon request for any transfer taxes and shall divide the cost of such transfer taxes equally. ACGL shall pay all income taxes relating to the Escrowed Funds incurred in connection herewith (from the distributions made to it pursuant to Section 6(a)) and Buyer and ACGL, jointly and severally, shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of taxable income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. ACGL will provide the Escrow Agent with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this First Restatement or the resignation or removal of the Escrow Agent.

                  (m) The Escrow Agent shall not be under any duty to give the Escrowed Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this First Restatement. Uninvested funds held hereunder shall not earn or accrue interest.

                  9. INDEMNIFICATION OF ESCROW AGENT. Buyer and ACGL, jointly and severally, shall be liable for and shall reimburse and indemnify Escrow Agent (and any predecessor Escrow Agent) and hold Escrow Agent harmless from and against any and all claims, losses, actions, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively "LOSSES") arising from or in connection with its administration of this First Restatement, provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses caused by its own gross negligence or own willful misconduct. In addition, when the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex or facsimile, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of Buyer and ACGL or is not in the form Buyer and ACGL sent or intended to send (whether due to fraud, distortion or otherwise). Buyer and ACGL shall jointly and severally indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication. This paragraph shall survive the resignation or termination of this First Restatement or the removal of the Escrow Agent.

                  10. FEES OF ESCROW AGENT. Buyer and ACGL shall pay the Escrow Agent a fee of $12,500 per annum, which amount was paid upon execution of the Original Escrow Agreement and thereafter will be payable on each anniversary date of the Original Escrow Agreement and Buyer and ACGL agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable attorneys' fees and expenses). It is understood that the Escrow Agent's fees may be adjusted from time to time to conform to its then current guidelines. The fees and expenses of the Escrow Agent (including the cost of any taxes referred to in Section 8(i) and any indemnification obligations under
Section 9) shall be paid one-half by Buyer and one-half by ACGL, but shall be joint and several obligations of Buyer and ACGL.

                  11. NOTICES AND COMMUNICATIONS. All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given (1) if delivered by hand to a party at the address specified below, upon delivery to a person authorized to receive mail for such party at such address, (2) if sent by overnight courier to the address specified below, on the next business day, (3) if mailed to the address specified below by certified mail, return receipt requested, postage prepaid, on the fifth business day following de-posit in the mails, or (4) if sent by facsimile, upon receipt of confirmation by the facsimile machine:

                  If to Buyer, to:

                        Folksamerica Holding Company, Inc.
                        One Liberty Plaza
                        New York, New York  10006
                        Facsimile No.: (212) 385-3678
                        Attention:  Steven E. Fass

                  with a copy to:

                        Morgan Lewis & Bockius, LLP
                        101 Park Avenue
                        New York, New York  10178
                        Facsimile No: (212) 309-6273
                        Attention:  F. Sedgwick Browne

                  If to ACGL, to:

                        Arch Capital Group Ltd.
                        20 Horseneck Lane
                        Greenwich, Connecticut  06830
                        Facsimile No.: (203) 861-7240
                        Attention:  Chief Operating Officer or General Counsel

                  with a copy sent contemporaneously to:

                        Cahill Gordon & Reindel
                        80 Pine Street
                        New York, New York  10005
                        Facsimile No.: (212) 269-5420
                        Attention:  Immanuel Kohn

                  If to the Escrow Agent, to:

                        Citibank, N.A.
                        Citibank Agency & Trust Services Department
                        111 Wall Street, 5th Floor
                        New York, New York  10005
                        Facsimile No.: (212) 657-2762
                        Attention:  Estelle Lawrence,
                                    re: Folksamerica/Arch Escrow # 794995

or to such other address as such party shall designate by written notice to the other parties hereto.

                  12. TERM; AMENDMENT; ASSIGNMENT. This First Restatement shall continue until the earlier of the date on which (a) all of the Escrowed Funds have been released from the Escrow Account in accordance with Section 6 or (b) the Escrow Agent receives a written notice of termination from Buyer and ACGL; provided that, as between Buyer and ACGL, Section 6(e)(ii)(y) shall survive the termination of this First Restatement pursuant to the foregoing clause (a). This First Restatement may be amended only by a written instrument signed by all of the parties hereto and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary in the foregoing, ACGL shall be permitted to assign its right to receive Escrowed Funds in accordance with
Section 6.

                  13. COUNTERPARTS. This First Restatement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. In making proof of this First Restatement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.

                  14. SUCCESSOR ESCROW AGENT. (a) Buyer and ACGL may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days' prior notice in writing signed by both Buyer and ACGL. Escrow Agent may resign at any time by giving Buyer and ACGL thirty (30) calendar days' prior written notice thereof. Such resignation shall be effective upon appointment of a successor escrow agent pursuant to this Section 14.

                  (b) Within thirty (30) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, Buyer and ACGL shall jointly agree on and appoint a successor Escrow Agent, and provide written notice of such to the resigning Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 30-day period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be deemed a joint and several obligation of, Buyer and ACGL. In the event of any such resignation or removal, the Escrow Agent shall have no further obligation with respect to the Escrowed Funds.

                  15. ENTIRE AGREEMENT. This First Restatement and, in the case of Buyer and ACGL but not the Escrow Agent, together with the Purchase Agreement (including the attachments thereto) and the Transfer and Assumption Agreement (as defined in the Purchase Agreement), contains the entire agreement and understanding of the parties with respect to the transactions contemplated hereby. No prior agreement, either written or oral, shall be construed to change, amend, alter, repeal or invalidate this First Restatement.

                  16. REPRESENTATIONS OF BUYER AND ACGL. Each of Buyer and ACGL hereby represents and warrants (a) that this First Restatement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this First Restatement by it does not and will not violate any applicable law or regulation.

                  17. GOVERNING LAW. This First Restatement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. Each of Buyer and ACGL hereby submits to the personal jurisdiction of, and each agrees that all proceedings relating hereto shall be brought in, courts located within the City and State of New York. Each of Buyer and ACGL hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction that Buyer or ACGL may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Each of Buyer and ACGL waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said opinion is final and non-appealeable. The Escrow Agent shall act on such court order and legal opinions without further question.

                  IN WITNESS WHEREOF, the parties hereto have executed this First Restatement as of the date first above written.

                                    BUYER:

                                    FOLKSAMERICA HOLDING COMPANY, INC.


                                    By:    /S/ DONALD A. EMEIGH, JR.
                                           -----------------------------------
                                           Name: Donald A. Emeigh, Jr.
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary


                                    FOLKSAMERICA REINSURANCE COMPANY


                                    By:    /S/ DONALD A. EMEIGH, JR.
                                           -----------------------------------
                                           Name: Donald A. Emeigh, Jr.
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary


                                    ACGL:

                                    ARCH CAPITAL GROUP LTD.


                                    By:    /S/ DEBRA M. O'CONNOR
                                           -----------------------------------
                                           Name: Debra M. O'Connor
                                           Title: Senior Vice President,
                                                  Controller and Treasurer


                                    ESCROW AGENT:

                                    CITIBANK, N.A.

                                    By:    /S/ KERRY MONAGHAN MCDONOUGH
                                           ----------------------------------
                                           Name: Kerry Monaghan McDonough
                                           Title: Vice President

                       Schedule 1 to the First Restatement

              SECURITIES DELIVERED TO ESCROW AGENT ON CLOSING DATE

                        Annex A to the First Restatement

                                   DEFINITIONS


                  "ACGL GUARANTEE" means that certain guarantee, dated as of the date of this First Restatement, issued by ACGL in favor of Buyer.

                  "APPOINTED EXPERTS" means (i) an independent actuary and/or
(ii) a firm of independent public accountants, which shall be one of the "Big Five" firms of public accountants, each of which shall be satisfactory to Buyer and ACGL.

                  "ARCH RE AGREEMENT" means that certain agreement, dated as of the date of this First Restatement, between Arch Re and Buyer.

                  "BALANCE SHEET" means the Closing Date Balance Sheet of ACGL delivered to Buyer pursuant to Section 2.04(a) of the Purchase Agreement.

                  "BEGINNING DATE" means the Closing Date.
                   --------------

                  "BEGINNING RESERVES" means the Reserves as set forth on the Balance Sheet.

                  "BUYER PORTION" means, subject to the last sentence of this paragraph, all or a part of the (i) the Deposited Amount multiplied by a fraction of which (x) the numerator is the Reserve Deficiency and (y) the denominator is the Deposited Amount, plus (ii) the same fractional proportion of interest, dividends and other distributions earned on the Deposited Amount to the Settlement Date, plus (iii) to the extent that Buyer has not been fully compensated for principal and interest on the Reserve Deficiency as calculated pursuant to (i) and (ii) above, an amount equal to any Tax Distributions the Escrow Agent has released to ACGL for Tax Distributions including an amount of interest on such Tax Distributions from the release date at a rate equal to the average rate of return on the Deposited Amount to the Settlement Date. The final amount paid to Buyer shall be reduced by amounts paid to Buyer pursuant to
Section 6(d) and the amount of interest in the Escrow Account shall be equitably allocated to Buyer with the recognition that Buyer may have received all or a part of Buyer Portion under clause (i) above prior to the Settlement Date. If clause (iii) is applicable, Buyer shall cooperate in any of ACGL's efforts to seek a refund of or tax benefit with respect to income taxes paid or tax benefits used by ACGL in respect of earnings on Escrowed Funds.

                  It is the intention of the above calculations that Buyer receive all or a part of the Deposited Amount equal to the Reserve Deficiency and that Buyer (and ACGL, if applicable) receive on the Settlement Date an equitable apportionment of interest on the amount of the Deposited Amount (taking into consideration any distributions from the Escrowed Funds) to which they are entitled pursuant to this First Restatement.

                  "COVERED CLAIM" means a claim for indemnification pursuant to
Section 9.03 of the Purchase Agreement (a) for a breach of a representation or warranty contained in Section 3.06 or Section 3.17 of the Purchase Agreement or, to the extent related to CPIS or the CPIS Business, any other section of the Purchase Agreement, subject to (i) in each case (other than Section 3.17 of the Purchase Agreement to the extent relating to Retrocession Agreements covering the CPIS Business, the one-year survival period contained in Section 9.01 of the Purchase Agreement, (ii) in each case (other than Section 3.17 of the Purchase Agreement), subject to the $500,000 deductible and $5,000,000 cap contained in
Section 9.03 of the Purchase Agreement, and (iii) in each case, subject to the other restrictions on indemnification contained in Section 9.03 of the Purchase Agreement or (b) with respect to Excluded Liabilities arising out of or relating to CPIS referred to in Section 3.21(b) of the Purchase Agreement.

                  "CPIS BUSINESS" means all business produced by Capital Protection Insurance Services, LLC for the account of ACGL.

                  "DEPOSITED AMOUNT" means securities, valued as of their fair market value as of the Closing Date, in an amount equal to $20,000,000.

                  "ENDING RESERVES" means the Reserves as of the Valuation Date. The determination of Ending Reserves shall be (i) conducted by the independent actuary making such determination (x) using its independent judgment based on prevailing facts, circumstances and trends, (y) in accordance with generally accepted actuarial standards and principles and (z) to the extent not inconsistent with the foregoing, in a manner and applying a method consistent with the determination of the Beginning Reserves and (ii) consistent with Buyer's audited financial statements for the fiscal year that includes the Valuation Date. It is understood that such actuary shall in no way be inhibited in the use of its independent judgment.

                  "ESCROWED FUNDS" means the Deposited Amount, together with any interest, dividends or other distributions on or proceeds from any investment thereof under this First Restatement, less the aggregate amount of Tax Distributions.

                  "GAAP" means United States generally accepted accounting principles applied on a basis consistent with those applied in preparing the Balance Sheet.

                  "OBJECTION NOTICE" means a written notice to Buyer and the Escrow Agent that ACGL disputes the Reserve Deficiency/Reserve Redundancy, Paid Losses, Ending Reserves and/or any component of any of the foregoing, and specifying in reasonable detail ACGL's reasons for such dispute.

                  "OBJECTION PERIOD" means the period of sixty (60) days following ACGL's receipt of the latest of the reports referred to in Section 4.

                  "PAID LOSSES" means losses and loss adjustment expenses of the CPIS Business actually paid by or on behalf of FRC from (but excluding) the Beginning Date to (and including) the Valuation Date, less (x) any amounts actually received as of the Valuation Date in respect of such losses and loss adjustment expenses pursuant to insurance, reinsurance, retrocession or similar contracts, treaties, agreements or arrangements and (y) salvage and subrogation actually received as of the Valuation Date in respect of such losses and loss adjustment expenses; PROVIDED that the portion of unallocated loss adjustment expenses included in such loss adjustment expenses shall not exceed the amount of unallocated loss adjustment expenses included in the Beginning Reserves except as the result of the recharacterization as unallocated loss adjustment expenses, pursuant to a change prescribed by the National Association of Insurance Commissioners or the New York Insurance Department, of an item that at the date hereof would constitute allocated loss adjustment expenses. For purposes of this provision, unallocated loss adjustment expenses shall mean internal expenses for compensation of FRC's officers and employees and related overhead expenses. The calculation of Paid Losses shall be (x) made in accordance with GAAP and (y) consistent with Buyer's financial statements for the fiscal period ending with the Valuation Date.

                  "PERMITTED INVESTMENTS" means (a) securities issued, fully guaranteed or fully insured by the government of the United States, any State thereof or any governmental authority of the United States or any State thereof,
(b) certificates of deposit and eurodollar time deposits issued by a bank in the United States having a combined capital and surplus of at least $25,000,000,000,
(c) commercial paper with a rating of at least "Prime-1" by Moody's Investors Services, Inc., (d) securities rated "AA" or higher by Standard & Poor's Ratings Group or "Aa" or higher by Moody's Investors Services, Inc. and (e) money market funds substantially all of whose assets consist of the foregoing, which, in the case of clauses (a) through (d) shall not mature later than the Settlement Date.

                  "RESERVES" means, as of any date, (1) the reserve for unpaid losses, including the case reserve and reserve for incurred but not reported
(IBNR) losses (including the reserve for unearned premium deficiency), plus (2) the reserve for loss adjustment expenses; PROVIDED that the portion of unallocated loss adjustment expenses included in such reserve shall not exceed the amount of unallocated loss adjustment expenses included in the Beginning Reserves, plus (3) unearned premium reserves, minus (4) anticipated salvage and subrogation, minus (5) collectible reinsurance recoverables, in each case, on such date with respect to the CPIS Business.

                  "RESERVE DEFICIENCY" has the meaning given to such term in
Section 4(iii).

                  "RESERVE REDUNDANCY" has the meaning given to such term in
Section 4(iii).

                  "ACGL PORTION" means all of the Escrowed Funds less Buyer Portion.

                  "SETTLEMENT DATE" means (a) if ACGL does not give an Objection Notice within the Objection Period, the second business day following the end of the Objection Pe-riod, and (b) if ACGL gives an Objection Notice within the Objection Period, the second business day following the later of (x) the determinations and confirmations by the Appointed Experts pursuant to Section 5(a) or (y) the resolution of any dispute regarding Paid Losses.

                  "VALUATION DATE" means the fifth anniversary of the Closing Date.